     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1996

                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              SUNTRUST BANKS, INC.
             (Exact name of registrant as specified in its charter)

                      GEORGIA                                          58-1575035
          (State or other jurisdiction of                           (I.R.S. employer
          incorporation or organization)                           identification no.)

                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                  404-588-7711
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            RAYMOND D. FORTIN, ESQ.
                             SENIOR VICE PRESIDENT
                              SUNTRUST BANKS, INC.
                              25 PARK PLACE, N.E.
                             ATLANTA, GEORGIA 30303
                                  404-588-7165
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                              COPIES REQUESTED TO:

                 JEFFREY M. STEIN                                 WILLIAM S. RUBENSTEIN
                  KING & SPALDING                         SKADDEN, ARPS, SLATE, MEAGHER & FLOM
            191 PEACHTREE STREET, N.E.                              919 THIRD AVENUE
            ATLANTA, GEORGIA 30303-1763                         NEW YORK, NEW YORK 10022
                   404-572-4600                                       212-735-3000

                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                             ---------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                              PROPOSED MAXIMUM PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF        AMOUNT TO     OFFERING PRICE      AGGREGATE        AMOUNT OF
 SECURITIES TO BE REGISTERED   BE REGISTERED     PER UNIT(2)   OFFERING PRICE(2) REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Debt Securities..............  $200,000,000(1)       100%        $200,000,000        $68,966
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Plus such additional principal amount as may be necessary such that, if Debt Securities are issued with an original issue discount, the aggregate initial offering price of all Debt Securities will equal $200,000,000.
(2) Estimated pursuant to Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                             ---------------------
    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 33-54493 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON JULY 22, 1994. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-54493, AND SUCH POST-EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. REGISTRATION STATEMENTS RELATING TO THESE SECURITIES HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME SUCH REGISTRATION STATEMENTS BECOME EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH State.

                 SUBJECT TO COMPLETION -- DATED MARCH 14, 1996

PROSPECTUS

                                  $400,000,000

                              SUNTRUST BANKS, INC.
                                DEBT SECURITIES

                             ---------------------

     SunTrust Banks, Inc., a Georgia corporation (the "Corporation"), from time to time may offer and sell debt securities consisting of debentures, notes or other evidences of indebtedness in one or more series in an aggregate initial offering price not to exceed $400,000,000 or its equivalent based on the applicable exchange rate at the time of the offering if denominated in foreign currencies (the "Debt Securities"). The Debt Securities may be unsecured and unsubordinated Debt Securities (the "Senior Debt Securities") or unsecured and subordinated Debt Securities (the "Subordinated Debt Securities"). The Debt Securities may be offered as separate series in amounts, at maturities, at prices and on terms to be determined at the time of the sale as set forth in the applicable prospectus supplement to this Prospectus (each, a "Prospectus Supplement"). Although the aggregate initial offering price of the Debt Securities is limited as set forth above, the respective indentures pursuant to which the Senior Debt Securities and the Subordinated Debt Securities are to be issued do not contain any limitation on the aggregate principal amount of the debt securities covered thereby. The Senior Debt Securities when issued will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation, and the Subordinated Debt Securities will be unsecured and will be subordinate to Senior Indebtedness of the Corporation and, under certain circumstances, to Additional Senior Obligations of the Corporation, each as defined herein. Payment of principal of the Subordinated Debt Securities may be accelerated only in the case of the bankruptcy of the Corporation. There is no right of acceleration in the case of a default in the payment of the principal of, or any premium or interest on, the Subordinated Debt Securities or in the performance of any covenant or agreement of the Corporation. See "Description of the Debt Securities."

     When a particular series of Debt Securities is offered, a Prospectus Supplement will be delivered setting forth the terms of such Debt Securities, including the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Corporation or the holder, if any, terms for sinking fund payments, if any, subordination terms, if any, and any other terms of such Debt Securities, or otherwise in connection with the offering and sale of the Debt Securities in respect of which the Prospectus Supplement is being delivered. In addition, the Prospectus Supplement will set forth the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters, the compensation of such underwriters and agents, if any, and the net proceeds to the Corporation. The Debt Securities of a series may be issued in definitive registered form without coupons ("Registered Securities") or in the form of one or more book-entry securities in registered form ("Book-Entry Securities").

     The Debt Securities may be sold directly by the Corporation to the public or through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If the Corporation, directly or through agents, solicits offers to purchase the Debt Securities, the Corporation reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Debt Securities. See "Plan of Distribution." Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" for possible indemnification arrangements for underwriters, agents and their controlling persons.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE THE SALE OF DEBT SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. THE DEBT SECURITIES WILL BE UNSECURED OBLIGATIONS OF THE CORPORATION, WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION, AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH   , 1996.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's Regional Offices in New York (13th Floor, 7 World Trade Center, New York, New York 10048) and Chicago (Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511), and copies of such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statements on Form S-3 of which this Prospectus is a part (together with all exhibits and amendments, the "Registration Statements"), which the Corporation has filed with the Commission under the Securities Act and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Corporation hereby incorporates by reference in this Prospectus the following reports filed with the Commission pursuant to the Exchange Act: (a) its Annual Report on Form 10-K for the year ended December 31, 1995, and (b) its Report on Form 8-K, dated February 12, 1996.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and shall be deemed a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, except for exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Written requests should be sent to: James C. Armstrong, First Vice President -- Investor Relations, SunTrust Banks, Inc., 25 Park Place, N.E., Atlanta, Georgia 30303. Telephone requests may be directed to 404-588-7425.

                                THE CORPORATION

     The Corporation is a regional bank holding company headquartered at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, telephone number 404-588-7711. The three principal subsidiaries of the Corporation are SunTrust Banks of Florida, Inc., headquartered in Orlando, Florida ("STB of Florida"), SunTrust Banks of Georgia, Inc., headquartered in Atlanta, Georgia ("STB of Georgia"), and SunTrust Banks of Tennessee, Inc., headquartered in Nashville, Tennessee ("STB of Tennessee").

     The Corporation, through its subsidiary banks (the "Subsidiary Banks"), conducts a broad range of commercial banking activities, including accepting demand, time and savings deposits, making both secured and unsecured business and consumer loans and leases, extending commercial lines of credit, issuing and servicing credit cards and certain other types of revolving credit accounts, providing commercial factoring services, cash management services, investment counseling, safe deposit services, personal and corporate trust and other fiduciary services and engaging in leasing, mortgage banking, correspondent banking, international banking, investment banking, trading in U.S. government securities and municipal bonds and underwriting certain types of general obligation municipal bonds.

                                USE OF PROCEEDS

     The Corporation currently intends to use the net proceeds from the sale of any Debt Securities for general corporate purposes, which may include reduction of short-term indebtedness, including commercial paper, repayment of long-term indebtedness, repurchase of equity securities (including repurchases by the Corporation of its common stock pursuant to its ongoing stock repurchase program), investments at the holding company level, investments in, or extensions of credit to, its banking and other subsidiaries and other banks and companies engaged in other financial service activities, possible acquisitions and such other purposes as may be stated in any Prospectus Supplement. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds. Except as may be described in any Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of such Prospectus Supplement.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table presents the consolidated ratio of earnings to fixed charges of the Corporation. The consolidated ratio of earnings to fixed charges has been computed by dividing net income plus all applicable income taxes plus fixed charges by fixed charges. Fixed charges represent interest expense (ratios are presented both including and excluding interest on deposits), and the portion of net rental expense which is deemed to be equivalent to interest on long-term debt. Interest expense (other than on deposits) includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

                                                                YEAR ENDED DECEMBER 31,
                                                          ------------------------------------
                                                          1995    1994    1993    1992    1991
                                                          ----    ----    ----    ----    ----
    Including interest on deposits......................  1.61    1.83    1.87    1.58    1.35
    Excluding interest on deposits......................  3.20    4.24    5.07    4.70    3.45

                       CERTAIN REGULATORY CONSIDERATIONS

     The following discussion sets forth certain of the elements of the comprehensive regulatory framework applicable to bank holding companies and banks and provides certain specific information relevant to the Corporation and its subsidiaries. Federal and state regulation of financial institutions such as the Corporation and the Subsidiary Banks is intended primarily for the protection of depositors and the Bank Insurance Fund rather than shareholders or other creditors.

GENERAL

     As a bank holding company, the Corporation is subject to the regulation and supervision of the Federal Reserve Board. The Corporation's Subsidiary Banks are subject to regulation, supervision and examination by applicable state and federal banking agencies, including the Federal Reserve Board, the Office of the Comptroller of the Currency (the "Comptroller") and the Federal Deposit Insurance Corporation (the "FDIC").

     The federal banking agencies have broad enforcement powers over depository institutions, including the power to terminate deposit insurance, to impose substantial fines and other civil and criminal penalties, and to appoint a conservator or receiver if any of a number of conditions are met. The federal banking agencies also have broad enforcement powers over bank holding companies, including the power to impose substantial fines and other civil and criminal penalties.

     Almost every aspect of the operations and financial condition of the Subsidiary Banks is subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law, including requirements governing capital adequacy, liquidity, earnings, dividends, reserves against deposits, management practices, branching, loans, investments, and the provision of services. Various consumer protection laws and regulations also affect the operations of the Subsidiary Banks. The activities and operations of the Corporation also are subject to extensive federal supervision and regulation which, among other things, limit non-banking activities, impose minimum capital requirements and require approval to acquire more than 5% of any class of voting shares or substantially all of the assets of a bank or other company. In addition to the impact of regulation, banks and bank holding companies may be significantly affected by legislation, which can change banking statutes in substantial and unpredictable ways, and by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

PAYMENT OF DIVIDENDS AND OTHER RESTRICTIONS

     The Corporation is a legal entity separate and distinct from its subsidiaries, including the Subsidiary Banks. There are various legal and regulatory limitations under federal and state law on the extent to which the Corporation's subsidiaries, including its bank and bank holding company subsidiaries, can finance or otherwise supply funds to the Corporation.

     The principal source of the Corporation's cash revenues is dividends from its subsidiaries and there are certain limitations under federal, Georgia, Florida, Tennessee and Alabama law on the payment of dividends by such subsidiaries. The prior approval of the Federal Reserve Board or the Comptroller, as the case may be, is required if the total of all dividends declared by any state member bank of the Federal Reserve System or any national banking association in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a dividend may not be paid if a bank's losses equal or exceed its net profits, and a dividend may not be paid in excess of a bank's net profits after deduction of losses and bad debts in excess of the allowance for loan and lease losses. The relevant federal and state regulatory agencies also have authority to prohibit a state member bank or bank holding company, which would include STB of Florida, STB of Georgia and STB of Tennessee, or a national banking association from engaging in what, in the opinion of such regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of the subsidiary, be deemed to constitute such an unsafe or unsound practice.

     Under Georgia law (which would apply to any payment of dividends by the Corporation's largest subsidiary, SunTrust Bank, Atlanta, to STB of Georgia) the prior approval of the Georgia Commissioner of Banking and Finance is required before any cash dividends may be paid by a state bank if: (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (as defined, which includes the reserve for loan losses) of such bank;
(ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (as defined) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%.

     Retained earnings of the Corporation's banking subsidiaries available for payment of cash dividends under all applicable regulations without obtaining governmental approval were approximately $392.6 million as of December 31, 1995.

     In addition, the Subsidiary Banks and their subsidiaries are subject to limitations under Sections 23A and 23B of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with, the Corporation and its other subsidiaries. Furthermore, loans and extensions of credit are also subject to various collateral requirements.

CAPITAL ADEQUACY

     The federal bank regulatory agencies have adopted minimum risk-based and leverage capital guidelines for United States banking organizations. The minimum required risk-based capital ratio of qualifying total capital to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%, of which 4% must consist of Tier 1 capital. As of December 31, 1995, the Company's total risk-based capital ratio was 9.71%, including 7.78% of Tier 1 capital. The minimum required leverage capital ratio (Tier 1 capital to average total assets) is 3% for banking organizations that meet certain specified criteria, including that they have the highest regulatory rating. A higher leverage ratio may apply under certain circumstances. As of December 31, 1995, the Company's leverage capital ratio was 6.71%.

     Failure to meet capital guidelines can subject a banking organization to a variety of enforcement remedies, including additional substantial restrictions on its operations and activities, termination of deposit insurance by the FDIC, and under certain conditions the appointment of a receiver or conservator.

     Federal banking regulations establish five capital categories for depository institutions ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized"), and impose significant restrictions on the operations of an institution that is not at least adequately capitalized. Under certain circumstances, an institution may be downgraded to a category lower than that warranted by its capital levels, and subjected to the supervisory restrictions applicable to institutions in the lower capital category. A depository institution is generally prohibited from making capital distributions (including paying dividends) or paying management fees to a holding company if the institution would thereafter be undercapitalized. Adequately capitalized institutions may accept brokered deposits only with a waiver from the FDIC, while undercapitalized institutions may not accept, renew, or roll over brokered deposits.

     An undercapitalized depository institution is also subject to restrictions in a number of areas, including asset growth, acquisitions, branching, new lines of business, and borrowing from the Federal Reserve System. In addition, an undercapitalized depository institution is required to submit a capital restoration plan. A depository institution's holding company must guarantee the capital plan up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount needed to restore the capital of the institution to the levels required for the institution to be classified as adequately capitalized at the time the institution fails to comply with the plan and any such guarantee would be entitled to a priority of payment in bankruptcy. A depository institution is treated as if it is significantly undercapitalized if it fails to submit a capital plan that is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital.

     Significantly undercapitalized depository institutions may be subject to a number of additional significant requirements and restrictions, including requirements to sell sufficient voting stock to become adequately capitalized, to replace or improve management, to reduce total assets, to cease acceptance of correspondent bank deposits, to restrict senior executive compensation and to limit transactions with affiliates. Critically undercapitalized depository institutions are further subject to restrictions on paying principal or interest on subordinated debt, making investments, expanding, acquiring or selling assets, extending credit for highly-leveraged transactions, paying excessive compensation, amending their charters or bylaws and making any material changes in accounting methods. In general, a receiver or conservator must be appointed for a depository institution within 90 days after the institution is deemed to be critically undercapitalized.

SUPPORT OF SUBSIDIARY BANKS

     Under Federal Reserve Board policy, the Corporation is expected to act as a source of financial strength to, and to commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such Federal Reserve Board policy, the Corporation may not be inclined to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default". "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. Liability for the losses of commonly-controlled depository institutions can lead to the failure of some or all depository institutions in a holding company structure, if the remaining institutions are unable to pay the liability assessed by the FDIC. Any obligation or liability owed by a subsidiary bank to its parent company is subordinate to the subsidiary bank's cross-guarantee liability for losses of commonly-controlled depository institutions.

FDIC INSURANCE ASSESSMENTS

     Effective June 1, 1995, the FDIC amended its regulations on insurance assessments to establish a new assessment rate schedule of $.04 to $.31 per $100 of deposits in replacement of the existing schedule of $.23 to $.31 per $100 of deposits for institutions whose deposits are subject to assessment by the Bank Insurance Fund ("BIF"). The FDIC has maintained the current assessment rate schedule of $.23 to $.31 per $100 of deposits for the institutions whose deposits are subject to assessment by the Savings Association Insurance Fund ("SAIF"). Legislation has been proposed which would reduce the SAIF assessment rate schedule and result in a one-time assessment to be charged on SAIF deposits. The amount of any assessment or rate reduction will depend on enactment of final legislation. The Corporation cannot predict whether any such legislation will be enacted or the form of any final legislation. As of December 31, 1995, the Corporation had $2.1 billion of deposits resulting from thrift acquisitions that are insured through SAIF.

INTERSTATE BANKING AND BRANCHING LEGISLATION

     The Bank Holding Company Act previously prohibited the Federal Reserve Board from approving an application from a bank holding company to acquire shares of a bank located outside the state in which the operations of the holding company's banking subsidiaries were principally conducted, unless such an acquisition was specifically authorized by statute of the state in which the bank whose shares was to be acquired was located. However, under recently enacted federal legislation, the restriction on interstate acquisitions was abolished effective September 29, 1995, and bank holding companies from any state now may acquire banks located in any other state, subject to certain conditions, including nationwide and state imposed concentration limits. Banks also will be able to branch across state lines by acquisition, merger or de novo, effective June 1, 1997 (unless state law would permit such interstate branching at an earlier date or would prohibit interstate branching entirely), providing certain conditions are met including that applicable state law must expressly permit interstate de novo branching and branch acquisitions.

                       DESCRIPTION OF THE DEBT SECURITIES

GENERAL

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities and the extent, if any, to which general provisions may apply to such Debt Securities (the "Offered Debt Securities") will be described in the Prospectus Supplement relating to such Offered Debt Securities (the "Applicable Prospectus Supplement").

     Senior Debt Securities will be issued from time to time in series under an Indenture, dated as of May 1, 1993 (the "Senior Indenture"), between the Corporation and PNC Bank, National Association, as Trustee (the "Senior Trustee"). Subordinated Debt Securities will be issued under an Indenture, dated as of May 1, 1993 (the "Subordinated Indenture"), between the Corporation and The First National Bank of Chicago, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes herein referred to collectively as the "Indentures" and the Senior Trustee and the Subordinated Trustee are sometimes herein referred to collectively as the "Trustees". The Indentures are incorporated by reference as exhibits to the Registration Statements of which this Prospectus is a part.

     The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities, the Senior Indenture and the Subordinated Indenture, as modified or superseded by the Applicable Prospectus Supplement, are brief summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms. Whenever particular provisions or defined terms in one or both of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference. Numerical references in parentheses below are references to the Applicable Indenture. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Applicable Indenture.

     The Debt Securities will be limited to an aggregate initial offering price of $400,000,000 or its equivalent based on the applicable exchange rate at the time of the offering if denominated in foreign currencies and will be direct, unsecured obligations of the Corporation. The Debt Securities will not be deposits or other obligations of a bank and will not be insured by the FDIC, the Bank Insurance Fund or other government agency. The Indentures do not limit the aggregate principal amount of Debt Securities or of any particular series of Debt Securities which may be issued thereunder and provide that Debt Securities issued thereunder may be issued from time to time in one or more series, in each case with the same or various maturities, at par or at a discount.

     The Indentures do not limit the amount of other debt that may be issued by the Corporation and do not contain financial or similar restrictive covenants. As of December 31, 1995, the Corporation had an aggregate of $621 million of long-term Senior Indebtedness (as defined below under "Subordination of the Subordinated Debt Securities") outstanding and an aggregate of approximately $399 million of short-term Senior Indebtedness outstanding which consisted primarily of commercial paper. As of December 31, 1995, the Corporation had no Additional Senior Obligations (as defined below) outstanding. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness and Additional Senior Obligations. The Indentures do not prohibit or limit the incurrence of additional Senior Indebtedness or Additional Senior Obligations. As of December 31, 1995, the Corporation had an aggregate of $200 million of long-term Subordinated Debt Securities outstanding. On February 15, 1996 the Corporation issued an additional $200,000,000 of long-term Subordinated Debt Securities.

     The Senior Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation. The Subordinated Debt Securities will be unsecured and will be subordinated and junior to all Senior Indebtedness and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of the Corporation, to all Additional Senior Obligations to the extent set forth below under "Subordination of the Subordinated Debt Securities". Because the Corporation is a holding company and a legal entity separate and distinct from its subsidiaries, the rights of the Corporation to participate in any distribution of assets of any subsidiary upon its liquidation of assets or reorganization or otherwise (and thus the ability of Holders of Debt Securities to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation itself may be a creditor of that subsidiary with recognized claims. Claims on the Corporation's subsidiary banks by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. In addition, the Indentures and the Debt Securities will not contain any provision that would provide protection to the Holders of the Debt Securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of the Corporation or other event involving the Corporation that may adversely affect the credit quality of the Corporation.

     Reference is made to the Applicable Prospectus Supplement for the following terms of the Offered Debt Securities offered thereby: (i) the title of the Offered Debt Securities; (ii) whether the Offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (iii) any limit upon the aggregate principal amount of the Offered Debt Securities and the percentage of such principal amount at which such Offered Debt Securities may be issued; (iv) the date or dates on which the principal of the Offered Debt Securities is payable (the "Stated Maturity"); (v) the rate or rates of interest (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, or the method of determining such rate or rates, if any; (vi) the date or dates from which such interest, if any, will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Date for the interest payable on any Interest Payment Date, the Person to whom any Offered Debt Security of such series will be payable, if other than the Person in whose name that Offered Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a permanent global Offered Debt Security on an Interest Payment Date will be paid; (vii) if other than the location specified in this Prospectus, the place or places where the principal of and premium, if any, and interest on the Offered Debt Securities will be payable; (viii) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions or otherwise, or may, pursuant to any optional sinking fund provisions or otherwise, be redeemed in whole or in part by the Corporation; (ix) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be repaid, in whole or in part, at the option of the Holders thereof; (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities shall be issuable; (xi) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which shall be payable upon declaration of acceleration of the Stated Maturity thereof; (xii) if other than U.S. dollars, the currency or currency unit of payment of principal and premium, if any, and interest on such Offered Debt Securities, and any index used to determine the amount of payment of principal or premium, if any, and interest on such Offered Debt Securities;
(xiii) whether the Offered Debt Securities are to be issuable in permanent global form and, in such case, the initial depository with respect thereto and the circumstances under which such permanent global Offered Debt Security may be exchanged; (xiv) whether the subordination provisions summarized below or different subordination provisions, including a different definition of "Senior Indebtedness", "Entitled Persons", "Existing Subordinated Indebtedness" or "Additional Senior Obligations", shall apply to the Offered Debt Securities;
(xv) any Events of Default applicable to such Offered Debt Securities (if not set forth in the applicable Indenture), and any additional restrictive covenants (if not set forth in the applicable Indenture) or different restrictive covenants, but not inconsistent with the restrictive covenants contained in the applicable Indenture; (xvi) if such Offered Debt Securities are Senior Debt Securities, whether the provisions of the Senior Indenture relating to "Defeasance and Covenant Defeasance" will be applicable to such series of Offered Debt Securities; and (xvii) any other terms of the Offered Debt Securities not specified in this Prospectus.

     Unless otherwise indicated in the Applicable Prospectus Supplement, principal, premium, if any, and interest, if any, on the Debt Securities will be payable, and the Debt Securities will be transferable, at the Corporate Trust Office of SunTrust Bank, Atlanta in Atlanta, Georgia, except that interest may be paid at the option of the Corporation by check mailed to the address of the Holder entitled thereto as it appears on the Security Register. The Corporation will have the right to require a holder of any Debt Security, in connection with the payment of the principal, premium, if any, and interest, if any, on such Debt Security, to certify information to the Corporation or, in the absence of such certification, the Corporation will be entitled to rely on any legal presumption to enable the Corporation to determine its duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

     If the principal, premium, if any, or interest, if any, on any Debt Securities are to be payable in any currency other than U.S. dollars or, at the election of the Corporation or a holder thereof, in one or more currencies or composite currencies, or if any index is used to determine the amount of payments of principal, premium, if any, or interest, if any, on any series of Debt Securities, any special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Both Senior Debt Securities and Subordinated Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Applicable Prospectus Supplement. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Stated Maturity thereof in accordance with the terms of the related Indenture.

     Reference is made to the Applicable Prospectus Supplement relating to any series of Offered Debt Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Corporation has various credit agreements (as amended, the "Credit Agreements"), between the Corporation and various credit banks, which contain certain covenants of the Corporation, including a covenant that limits the Corporation's Total Debt (as defined in the Credit Agreements) to an amount no greater than its Net Worth (as defined in the Credit Agreements). As of December 31, 1995, the Corporation's Net Worth was approximately $4.3 billion. As of December 31, 1995, the Corporation had no indebtedness outstanding under the Credit Agreements.

BOOK-ENTRY SECURITIES

     The Debt Securities of a series may be issued in the form of one or more Book-Entry Securities that will be deposited with a Depositary or its nominee identified in the Applicable Prospectus Supplement (Section 301). In such a case, one or more Book-Entry Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Offered Debt Securities of the series to be represented by such Book-Entry Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Book-Entry Security may not be transferred except as a whole by the Depositary for such Book-Entry Security to a nominee of such Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor (Section 305).

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Book-Entry Security will be described in the Applicable Prospectus Supplement. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Book-Entry Security, the Depositary for such Book-Entry Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Book-Entry Security to the accounts of persons that have accounts with such Depositary ("participants"). Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Corporation if such Debt Securities are offered and sold directly by the Corporation. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). Persons who are not participants may beneficially own Book-Entry Securities held by the Depositary only through participants or indirect participants.

     Ownership of beneficial interests in any Book-Entry Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Book-Entry Security and on the records of participants (with respect to interests of indirect participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws, as well as the limits on participation in the Depositary's book-entry system, may impair the ability to transfer beneficial interests in a Book-Entry Security.

     So long as the Depositary or its nominee is the registered owner of a Book-Entry Security, such Depositary or such nominee will be considered the sole owner or holder of the Debt Securities represented by such Book-Entry Security for all purposes under the Applicable Indenture. Except as provided below, owners of beneficial interests in Debt Securities represented by Book-Entry Securities will not be entitled to have Debt Securities of the series represented by such Book-Entry Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Applicable Indenture.

     Payments of principal of and any premium and interest on Debt Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Book-Entry Security representing such Debt Securities. The Corporation expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Book-Entry Security for such Debt Securities, as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by participants and indirect participants to owners of beneficial interests in such Book-Entry Security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name", and will be the responsibility of such participants and indirect participants. Neither the Corporation, the Trustee, any Authenticating Agent, any Paying Agent, nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Book-Entry Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests (Section 311).

     If the Depositary for Debt Securities of a series notifies the Corporation that it is unwilling or unable to continue as Depositary or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, the Corporation has agreed to appoint a successor depositary. If such a successor is not appointed by the Corporation within 90 days, the Corporation will issue Debt Securities of such series in definitive registered form in exchange for the Book-Entry Security representing such series of Debt Securities. In addition, the Corporation may at any time and in its sole discretion determine that the Debt Securities of any series issued in the form of one or more Book-Entry Securities shall no longer be represented by such Book-Entry Security or Securities and, in such event, will issue Debt Securities of such series in definitive registered form in exchange for such Book-Entry Security or Securities representing such series of Debt Securities. Further, if the Corporation so specifies with respect to the Debt Securities of a series, or if an Event of Default, or an event which with notice, lapse of time or both would be an Event of Default with respect to the Debt Securities of such series has occurred and is continuing, an owner of a beneficial interest in a Book-Entry Security representing Debt Securities of such series may receive Debt Securities of such series in definitive registered form. In any such instance, an owner of a beneficial interest in a Book-Entry Security will be entitled to physical delivery in definitive registered form of Debt Securities of the series represented by such Book-Entry Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (Section 305). Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES

     The obligations of the Corporation to make any payment on account of the principal of and premium, if any, and interest, if any, on any Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate and junior in right of payment to all Senior Indebtedness of the Corporation and, in certain circumstances relating to the dissolution, winding-up, liquidation of or reorganization of the Corporation, to all Additional Senior Obligations (Article 13).

     "Senior Indebtedness" is defined in the Subordinated Indenture to mean (a) all indebtedness of the Corporation for money borrowed, whether now outstanding or subsequently created, assumed or incurred, other than (i) the Subordinated Debt Securities, (ii) any obligation Ranking on a Parity with the Subordinated Debt Securities, or (iii) any obligation Ranking Junior to the Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" is defined in the Subordinated Indenture to mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business. "Additional Senior Obligations" is defined in the Subordinated Indenture to mean all indebtedness of the Corporation, whether now outstanding or subsequently created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations do not include (a) any claims in respect of Senior Indebtedness, or (b) any obligations
(i) Ranking Junior to the Subordinated Debt Securities, or (ii) Ranking on a Parity with the Subordinated Debt Securities. For purposes of this definition, "claims" shall have the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978. The Subordinated Indenture does not limit or prohibit the incurrence of Senior Indebtedness or Additional Senior Obligations.

     The term "Ranking Junior to the Subordinated Debt Securities" is defined in the Subordinated Indenture to mean any obligation of the Corporation which (a) ranks junior to and not equally with or prior to the Subordinated Debt Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Corporation as a whole, whether voluntary or involuntary, and (b) is specifically designated as ranking junior to the Subordinated Debt Securities by express provisions in the instrument creating or evidencing such obligation (Section 101).

     The term "Ranking on a Parity with the Subordinated Debt Securities" is defined in the Subordinated Indenture to mean any obligation of the Corporation which (a) ranks equally with and not prior to the Subordinated Debt Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Corporation as a whole, whether voluntary or involuntary, and
(b) is specifically designated as ranking on a parity with the Subordinated Debt Securities by express provisions in the instrument creating or evidencing such obligation (Section 101).

     The Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness, as provided in the Subordinated Indenture. No payment on account of the principal of and premium, if any, or interest in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in payment with respect to Senior Indebtedness or an event of default with respect to any

Senior Indebtedness resulting in the acceleration of the maturity thereof. Upon any payment or distribution of assets to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Corporation as a whole, whether voluntary or involuntary, (a) the holders of all Senior Indebtedness will first be entitled to receive payment in full before the Holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of and premium, if any, or interest on the Subordinated Debt Securities, and (b) if after giving effect to the operation of clause (a) above, (i) any amount of cash, property or securities remains available for payment or distribution in respect of the Subordinated Debt Securities ("Excess Proceeds"), and (ii) creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due thereon or payment of such amounts has not been duly provided for, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of all such Additional Senior Obligations before any payment may be made on the Subordinated Debt Securities. If the Holders of Subordinated Debt Securities receive payment and are aware at the time of receiving payment that all Senior Indebtedness and Additional Senior Obligations have not been paid in full, then such payment shall be held in trust for the benefit of the holders of Senior Indebtedness and/or Additional Senior Obligations, as the case may be (Section 1301).

     By reason of such subordination, in the event of insolvency, Holders of Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and holders of Additional Senior Obligations. In addition, in the event of insolvency, creditors of the Corporation who are not holders of Senior Indebtedness or Holders of the Subordinated Debt Securities may recover less, ratably, than the holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

     The Applicable Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

RESTRICTION ON DISPOSITION OF VOTING STOCK OF CERTAIN SUBSIDIARIES

     The Senior Indenture contains a covenant that, except as otherwise provided below, the Corporation will not sell, assign, pledge, transfer or otherwise dispose of, or permit the issuance of, or permit a Subsidiary to sell, assign, pledge, transfer or dispose of, any shares of Voting Stock of any Subsidiary or any securities convertible into Voting Stock of any Subsidiary which is: (a) a Principal Constituent Bank; or (b) a Subsidiary which owns shares of Voting Stock or any securities convertible into Voting Stock of a Principal Constituent Bank; provided, however, that such covenant does not prohibit (i) any dispositions made by the Corporation or any Subsidiary (A) acting in a fiduciary capacity for any Person other than the Corporation or any Subsidiary or (B) to the Corporation or any of its wholly owned (except for directors' qualifying shares) Subsidiaries or (ii) the merger of a Principal Constituent Bank with and into a Principal Constituent Bank or the consolidation of any Principal Constituent Bank into a Principal Constituent Bank. Such covenant also does not prohibit sales, assignments, pledges, transfers or other dispositions of shares of Voting Stock of a corporation referred to in (a) or (b) above where: (i) the sales, assignments, pledges, transfers or other dispositions are made, in the minimum amount required by law, to any Person for the purpose of the qualification of such Person to serve as a director; or (ii) the sales, assignments, pledges, transfers or other dispositions are made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or authority to the acquisition by the Corporation, directly or indirectly, of any other corporation or entity; or
(iii) in the case of a disposition of shares of Voting Stock or any securities convertible into Voting Stock of a Principal Constituent Bank, or sales of Voting Stock or any securities convertible into Voting Stock of any Subsidiary included in (b) above, the sales, assignments, pledges, transfers or other dispositions are for fair market value (as determined by the Board of Directors of the Corporation and the Subsidiary disposing of such shares or securities) and, after giving effect to such disposition and to any potential dilution (if the shares or securities are convertible into Voting Stock), the Corporation and its directly or indirectly wholly owned (except for directors' qualifying shares) Subsidiaries, will own directly not less than 80% of the Voting Stock of such Principal Constituent Bank or Subsidiary; or (iv) a Constituent Bank sells additional shares of Voting Stock to its shareholders at any price, so long as immediately after such sale the Corporation owns, directly or indirectly, at least as great a percentage of the

Voting Stock of such Constituent Bank as it owned prior to such sale of additional shares; or (v) a pledge is made or a lien is created to secure loans or other extensions of credit by a Constituent Bank subject to Section 23A of the Federal Reserve Act (Section 1005). Any Constituent Bank the total assets of which equal more than 15% of the total assets of all Constituent Banks is defined in the Senior Indenture to be a "Principal Constituent Bank" (Section
101). As of December 31, 1995, SunTrust Bank, Atlanta was the only Constituent Bank which is a Principal Constituent Bank.

     The foregoing covenant is not a covenant for the benefit of the Subordinated Debt Securities.

EVENTS OF DEFAULT

     The Senior Indenture. The following are Events of Default under the Senior Indenture with respect to Senior Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due and payable, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Corporation in the Senior Indenture (other than a covenant included in the Senior Indenture solely for the benefit of series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Senior Indenture; (e) the entry of a decree or order for relief in respect of the Corporation by a court having jurisdiction in the premises in an involuntary case under Federal or state bankruptcy laws and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (f) the commencement by the Corporation of a voluntary case under Federal or state bankruptcy laws or the consent by the Corporation to the entry of a decree or order for relief in an involuntary case under any such law; and (g) any other Event of Default provided with respect to Debt Securities of that series (Section 501). If an Event of Default with respect to Debt Securities of any series occurs and is continuing either the Senior Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare by notice in writing to the Corporation the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).

     Reference is made to the Applicable Prospectus Supplement relating to any series of Offered Debt Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Senior Indenture provides that, subject to the duty of the Senior Trustee during default to act with the required standard of care, the Senior Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Senior Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Senior Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Trustee, or exercising any trust or power conferred on the Senior Trustee, with respect to the Debt Securities of that series provided that the Senior Trustee may decline to act if such direction is contrary to law or the Senior Indenture, would unduly prejudice the rights of other Holders or would involve the Senior Trustee in personal liability (Section 512).

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Senior Indenture, or for the appointment of a receiver or trustee or for any remedy thereunder, unless such Holder shall have previously given to the Senior Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Senior Trustee to institute such proceeding as trustee, and the Senior Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 507). However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Debt Security on the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment (Section 508).

     The Corporation is required to furnish to the Senior Trustee annually a statement as to performance by the Corporation of certain of its obligations under the Senior Indenture and as to any default in such performance (Section
1006).

     The Subordinated Indenture. The Subordinated Indenture (with respect to any series of Subordinated Debt Securities) defines an "Event of Default" as any one of the following events (whatever the reason and whether it be occasioned by the subordination provisions or be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administration or governmental body): (a) failure to pay any interest on any Debt Security of that series when due and payable, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Corporation in the Subordinated Indenture (other than a covenant included in the Subordinated Indenture solely for the benefit of series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Subordinated Indenture; (e) the entry of a decree or order for relief in respect of the Corporation by a court having jurisdiction in the premises in an involuntary case under Federal or state bankruptcy laws and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (f) the commencement by the Corporation of a voluntary case under Federal or state bankruptcy laws or the consent by the Corporation to the entry of a decree or order for relief in an involuntary case under any such law; and (g) any other Event of Default provided with respect to Debt Securities of that series (Section 501).

     Unless specifically stated in the Applicable Prospectus Supplement for a particular series of Subordinated Debt Securities, the payment of the principal of the Subordinated Debt Securities may be accelerated only upon the occurrence of an Event of Default described in clause (e) or clause (f) of the preceding paragraph (a "Bankruptcy Event of Default") and there is no right of acceleration of the payment of principal of the Subordinated Debt Securities of such series upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Subordinated Debt Securities or Subordinated Indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Subordinated Debt Securities or Subordinated Indenture, the Subordinated Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium, if any, or interest, if any, or to obtain the performance of such covenant or agreement or any other proper remedy (Section 503). Under certain circumstances, the Subordinated Trustee may withhold notice to the Holders of the Subordinated Debt Securities of a default if the Subordinated Trustee in good faith determines that the withholding of such notice is in the best interest of such Holders, and the Subordinated Trustee shall withhold such notice for certain defaults for a period of 30 days (Section 602).

     If a Bankruptcy Event of Default with respect to the Debt Securities of any series at the time outstanding occurs and is continuing, either the Subordinated Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).

     Reference is made to the Applicable Prospectus Supplement relating to any series of Offered Debt Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Subordinated Indenture provides that, subject to the duty of the Subordinated Trustee during default to act with the required standard of care, the Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Subordinated Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Subordinated Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee, or exercising any trust or power conferred on the Subordinated Trustee, with respect to the Debt Securities of that series, provided that the Subordinated Trustee may decline to act if such direction is contrary to law or the Subordinated Indenture, would unduly prejudice the right of other Holders or would involve the Subordinated Trustee in personal liability (Section 512).

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Subordinated Indenture, or for the appointment of a receiver or trustee or for any remedy thereunder, unless such Holder shall have previously given the Subordinated Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Subordinated Trustee to institute such proceeding as trustee, and the Subordinated Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 507). However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Debt Security on the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment (Section 508).

     The Corporation is required to furnish to the Subordinated Trustee annually a statement as to performance by the Corporation of certain of its obligations under the Subordinated Indenture and as to any default in such performance (Section 1006).

DEFEASANCE AND COVENANT DEFEASANCE

     The Senior Indenture provides that, to the extent indicated in the Applicable Prospectus Supplement, the Corporation, at the Corporation's option,
(a) will be discharged from any and all obligations in respect of the Senior Debt Securities of a particular series (except for certain obligations to register the transfer or exchange of Senior Debt Securities of such series, to replace stolen, lost or mutilated Senior Debt Securities of such series, to maintain paying agencies and to hold money for payment in trust) or (b) need not comply with certain restrictive covenants of the Senior Indenture, including those described under "Restrictions on Disposition of Voting Stock of Certain Subsidiaries" and "Consolidation, Merger and Transfer of Assets" and the occurrence of an event described in clause (d) under "Events of Default" under the Senior Indenture shall no longer be an Event of Default with respect to such series of Senior Debt Securities, in each case, if the Corporation deposits, in trust, with the Senior Trustee money and/or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Senior Debt Securities of such series and any mandatory sinking fund payments or analogous payments on the dates such payments are due in accordance with the terms of the Senior Debt Securities of such series and the Senior Indenture. Such a trust may only be established if, among other things, (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to such series under the Senior Indenture shall have occurred and be continuing on the date of such deposit, (ii) such defeasance will not cause the Senior Trustee to have any conflicting interest with respect to other securities of the Corporation and (iii) the Corporation shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred. In the event the Corporation exercises its option to omit compliance with certain covenants of the Senior Indenture with respect to the Senior Debt Securities of any series and the Senior Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default under the Senior Indenture, the amount of money and Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Senior Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Senior Debt Securities of such series at the time of the acceleration resulting from such Event of Default under the Senior Indenture. However, the Corporation will remain liable with respect to such payments (Article 13).

     The foregoing defeasance and covenant defeasance provisions are not for the benefit of the Subordinated Debt Securities.

MODIFICATION AND WAIVER

     Modifications to and amendments of the Indentures may be made by the Corporation and the Trustees with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may without the consent of the Holder of each Outstanding Debt Security affected thereby (a) change the stated maturity date of the principal of, or any installment of principal or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults (Section 902).

     The Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the Indentures, including those provisions described above under "Restriction on Disposition of Voting Stock of Certain Subsidiaries" (Senior Indenture Section 1007; Subordinated Indenture Section 1006). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Applicable Indenture, except a default in the payment of principal of, or any premium or interest on, any Debt Security of that series or a default in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of the series affected (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     The Corporation may consolidate with or merge into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of the United States, any state thereof or the District of Columbia, provided that the successor corporation assumes the Corporation's obligations on the Debt Securities and under the Indentures, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met (Section 801).

TRUSTEES

     Either or both of the Trustees may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series (Section 610). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the related Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee (Section 611).

     In the normal course of business, the Corporation and its subsidiaries conduct banking transactions with the Trustees, and the Trustees conduct banking transactions with the Corporation and its subsidiaries.

                              PLAN OF DISTRIBUTION

     The Corporation may sell Debt Securities to or through underwriters to be designated from time to time, and also may sell Debt Securities directly to other purchasers or through agents. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Offered Debt Securities.

     The Debt Securities will be new issues of securities with no established trading market and unless otherwise specified in the applicable Prospectus Supplement, the Corporation will not list any series of the Debt Securities on any exchange. It has not presently been established whether the underwriters, if any, of the Debt Securities will make a market in the Debt Securities. If a market in the Debt Securities is made by any such underwriters, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debt Securities.

     In connection with the sale of Debt Securities, underwriters or agents acting on behalf of the Corporation may receive compensation from the Corporation or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the trade of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the Prospectus Supplement relating to such Debt Securities.

     Under agreements which may be entered into by the Corporation, underwriters, dealers, agents and their controlling persons who participate in the distribution of Debt Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act, and to certain rights of contribution from the Corporation.

     If so indicated in the Prospectus Supplement relating to any Offered Debt Securities, the Corporation will authorize underwriters or other persons acting as the Corporation's agents to solicit offers by certain institutions to purchase any Offered Debt Securities from the Corporation pursuant to delayed delivery contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Corporation. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of any Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, the Corporation and its subsidiaries, the Senior Trustee and the Subordinated Trustee, in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Offered Debt Securities will be passed upon for the Corporation by Raymond D. Fortin, Senior Vice
President -- Legal and Corporate Secretary, and by King & Spalding, Atlanta, Georgia, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York. As of December 31, 1995, Mr. Fortin beneficially owned 9,000 shares of the common stock of the Corporation. Skadden, Arps, Slate, Meagher & Flom will rely upon the opinion of Mr. Fortin and of King & Spalding as to matters of Georgia law.

                                    EXPERTS

     The audited consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY AGENT OR UNDERWRITER. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
            PROSPECTUS
Available Information...................   2
Incorporation of Certain Documents by
  Reference.............................   2
The Corporation.........................   2
Use of Proceeds.........................   3
Consolidated Ratio of Earnings to Fixed
  Charges...............................   3
Certain Regulatory Considerations.......   4
Description of the Debt Securities......   7
Plan of Distribution....................  17
Legal Matters...........................  18
Experts.................................  18

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                                [SUNTRUST LOGO]
                            ------------------------
                                   PROSPECTUS
                                March    , 1996
                            ------------------------

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

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses in connection with the issuance and distribution of the Debt Securities being registered, other than underwriting compensation, are as follows:

    Securities and Exchange Commission registration fee.......................  $ 68,966
    Blue Sky fees and expenses................................................    10,000
    Attorney's fees and expenses..............................................    10,000
    Accounting services.......................................................     7,500
    Printing and engraving....................................................    30,000
    Fees of indenture trustees................................................    20,000
    Rating agency fees........................................................    85,000
    Miscellaneous.............................................................    10,000
                                                                                --------
              Total...........................................................  $241,466
                                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     PART 5 OF ARTICLE 8 OF THE GEORGIA BUSINESS CORPORATION CODE STATES:

14-2-850. PART DEFINITIONS.

     As used in this part, the term:

          (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

          (3) "Expenses" include attorneys' fees.

          (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (5) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (6) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

14-2-851. AUTHORITY TO INDEMNIFY.

     (a) Except as provided in subsections (d) and (e) of this Code section, a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a) of this Code section.

     (c) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct set forth in subsection (a) of this Code section.

     (d) A corporation may not indemnify a director under this Code section:

          (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (2) In connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (e) Indemnification permitted under this Code section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

14-2-852. MANDATORY INDEMNIFICATION.

     Unless limited by its articles of incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

14-2-853. ADVANCE FOR EXPENSES.

     (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) of Code Section 14-2-851; and

          (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this part.

     (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

14-2-854. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES.

     Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification or advances for expenses if it determines:

          (1) The director is entitled to mandatory indemnification under Code
     Section 14-2-852, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification;

          (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection (a) of Code Section 14-2-851 or was adjudged liable as described in subsection (d) of Code Section 14-2-851, but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred unless the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders pursuant to Code Section 14-2-856 provides otherwise; or

          (3) In the case of advances for expenses, the director is entitled pursuant to the articles of incorporation, bylaws, or any applicable resolution or agreement, to payment or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

14-2-855. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

     (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of Code
Section 14-2-851.

     (b) The determination shall be made:

          (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (2) If a quorum cannot be obtained under paragraph (1) of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (3) By special legal counsel:

             (A) Selected by the board of directors or its committee in the manner prescribed in paragraph (1) or (2) of this subsection; or

             (B) If a quorum of the board of directors cannot be obtained under paragraph (1) of this subsection and a committee cannot be designated under paragraph (2) of this subsection, selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

          (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (b) of this Code section to select counsel.

14-2-856. SHAREHOLDER APPROVED INDEMNIFICATION.

     (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part.

     (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

          (1) For any appropriation, in violation of his duties, of any business opportunity of the corporation;

          (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

          (3) For the types of liability set forth in Code Section 14-2-832; or

          (4) For any transaction from which he received an improper personal benefit.

     (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

          (1) the director furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

          (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Code section.

14-2-857. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

     Unless a corporation's articles of incorporation provide otherwise:

          (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852 and is entitled to apply for court ordered indemnification under Code Section 14-2-854, in each case to the same extent as a director; and

          (2) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

14-2-858. INSURANCE.

     A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Code Section 14-2-851 or Code Section 14-2-852.

14-2-859. APPLICATION OF PART.

     (a) A provision treating a corporation's indemnification of or advance for expenses to directors that is contained in its articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise, is valid only if and to the extent the provision is consistent with this part. If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

     (b) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

ARTICLES OF INCORPORATION AUTHORITY

     Article 14 of the Corporation's Articles of Incorporation provides:

          In addition to any powers provided by law, in the Bylaws, or otherwise, the Corporation shall have the power to indemnify any person who becomes a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

BYLAW AUTHORITY

     Article VII of the Corporation's Bylaws provides:

     Section 1. DEFINITIONS.  As used in this Article, the term:

          (A) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other similar transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (B) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A "director" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (C) "Employee" means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Employee" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

          (D) "Expenses" includes attorneys' fees.

          (E) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (F) "Officer" means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Officer" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

          (G) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (H) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 2. BASIC INDEMNIFICATION ARRANGEMENT.

          (A) Except as provided in subsections 2(D) and 2(E) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (B) A person's conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

          (C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

          (D) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation in which such person was adjudged liable to the Corporation, or (ii) any other proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit.

          (E) Indemnification permitted under this Article in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 3. ADVANCES FOR EXPENSES.

          (A) The Corporation may pay for or reimburse the reasonable expenses incurred by a director or Officer as a party to a proceeding in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 2(A) above; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

          (B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

     Section 4. AUTHORIZATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

          (A) The Corporation shall not indemnify a director or Officer under
     Section 2 above unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, and unless limited by the Articles of Incorporation of the Corporation, to the extent that a director or Officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

          (B) The determination referred to in subsection 4(A) above shall be made:

             (i) by the Board of Directors of the Corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

             (ii) If a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

             (iii) by special legal counsel:

                (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or

                (2) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

             (iv) by the shareholders; provided that shares owned by or voted under the control of the directors or Officers who are at the time parties to the proceeding may not be voted on the determination.

          (C) Evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(iii) above to select counsel.

          (D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

     Section 5. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES. A director or Officer who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification or advances for expenses if it determines that:

          (i) The applicant is entitled to mandatory indemnification under the final clause of subsection 4(A) above (in which case the Corporation shall pay the indemnitee's reasonable expenses incurred to obtain court-ordered indemnification);

          (ii) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 2(A) above or was adjudged liable as described in subsection 2(D) above (but if he was adjudged so liable, any court-ordered indemnification shall be limited to reasonable expenses incurred by the indemnitee unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise); or

          (iii) In the case of advances for expenses, the applicant is entitled, pursuant to the Articles of Incorporation, Bylaws or any applicable resolution or agreement, to payment or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

     Section 6. INDEMNIFICATION OF EMPLOYEES. Unless the Corporation's Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent as to a director or Officer.

     Section 7. SHAREHOLDER APPROVED INDEMNIFICATION.

          (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

             (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

             (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

             (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

             (iv) for any transaction from which he received an improper personal benefit.

          (B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceedings only if:

             (i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and

             (ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

     Section 8. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of a director or officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify against the same liability under Section 2 or Section 3 above.

     Section 9. WITNESS FEES. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

     Section 10. REPORT TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.

     Section 11. SEVERABILITY. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

     The Registrant has purchased a policy of directors and officers liability (including company reimbursement coverage) insurance that provides certain coverage for the Registrant and its subsidiaries and their respective directors and officers with respect to, among other things, liability under federal and state securities laws.

ITEM 16. EXHIBITS.

EXHIBIT     DESCRIPTION
-------     -----------
   1        Form of Underwriting Agreement.

   4.1      Indenture, dated as of May 1, 1993 between the Corporation and PNC Bank, National
            Association, as Trustee (incorporated by reference to Exhibit 4(a) to the
            Corporation's Registration Statement on Form S-3 (Registration No. 33-62162), filed with the Commission on May 5, 1993).

   4.2      Indenture, dated as of May 1, 1993 between the Corporation and The First National
            Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4(b) to the
            Corporation's Registration Statement on Form S-3 (Registration No. 33-62162), filed with the Commission on May 5, 1993).

   5        Opinion of Raymond D. Fortin, Counsel of the Corporation, as to the legality of the securities being registered.

EXHIBIT     DESCRIPTION
-------     -----------
  12        Statement setting forth computation of ratios of earnings to fixed charges
            (incorporated by reference to Exhibit 12 to the Corporation's Annual Report on Form
            10-K for the year ended December 31, 1995, filed with the Commission on March 1,
            1996).

  23.1      Consent of Arthur Andersen LLP.

  23.2      Consent of Raymond D. Fortin, Counsel of the Corporation (included in Exhibit 5).

  24        Powers of Attorney of the Corporation's Directors.

  25.1      Statement of eligibility of PNC Bank, National Association, as Trustee on Form T-1.

  25.2      Statement of eligibility of The First National Bank of Chicago, as Trustee on Form
            T-1.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume or price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

     (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, SunTrust Banks, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of March, 1996.

                                          SUNTRUST BANKS, INC.

                                          By: /s/  JAMES B. WILLIAMS
                                            ------------------------------------
                                            James B. Williams
                                              Chairman of the Board and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                 TITLE                       DATE
----------------------------------------  ------------------------------------  ---------------
           /s/  JAMES B. WILLIAMS         Chairman of the Board and Chief       March 14, 1996
----------------------------------------    Executive Officer
           James B. Williams

           /s/  L. PHILLIP HUMANN         President and Director                March 14, 1996
----------------------------------------
           L. Phillip Humann

             /s/  JOHN W. SPIEGEL         Executive Vice President and Chief    March 14, 1996
----------------------------------------    Financial Officer
            John W. Spiegel

       /s/  WILLIAM P. O'HALLORAN         Senior Vice President and Chief       March 14, 1996
----------------------------------------    Accounting Officer
         William P. O'Halloran

     This Registration Statement was signed on behalf of the following Directors by Raymond D. Fortin pursuant to a Power of Attorney.


                     *                                           *
-----------------------------------------   -----------------------------------------
              J. Hyatt Brown                          Joseph L. Lanier, Jr.

                     *                                           *
-----------------------------------------   -----------------------------------------
            James D. Camp, Jr.                            H. G. Pattillo

                     *                                           *
-----------------------------------------   -----------------------------------------
           Roberto C. Goizueta                        Scott L. Probasco, Jr.

                     *                                           *
-----------------------------------------   -----------------------------------------
          T. Marshall Hahn, Jr.                         Robert W. Scherer

                     *                                           *
-----------------------------------------   -----------------------------------------
             David H. Hughes                          J. Walter Tucker, Jr.

* By: /s/ RAYMOND D. FORTIN

      -----------------------------------
          Raymond D. Fortin
          Attorney-in-fact

                               INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                               DESCRIPTION OF EXHIBITS                             PAGE
------         --------------------------------------------------------------------  ------------
  1            Form of Underwriting Agreement.

  4.1          Indenture, dated as of May 1, 1993 between the Corporation and PNC
                  Bank, National Association, as Trustee (incorporated by reference to Exhibit 4(a) to the Corporation's Registration Statement on
                  Form S-3 (Registration No. 33-62162), filed with the Commission on May 5, 1993).

  4.2          Indenture, dated as of May 1, 1993 between the Corporation and The
                  First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4(b) to the Corporation's Registration
                  Statement on Form S-3 (Registration No. 33-62162), filed with the
                  Commission on May 5, 1993).

  5            Opinion of Raymond D. Fortin, Counsel of the Corporation, as to the
                  legality of the securities being registered.

 12            Statement setting forth computation of ratios of earnings to fixed charges (incorporated by reference to Exhibit 12 to the
                  Corporation's Annual Report on Form 10-K for the year ended
                  December 31, 1995, filed with the Commission on March 1, 1996).

 23.1          Consent of Arthur Andersen LLP.

 23.2          Consent of Raymond D. Fortin, Counsel of the Corporation (included in Exhibit 5).

 24            Powers of Attorney of the Corporation's Directors.

 25.1          Statement of eligibility of PNC Bank, National Association, as
                  Trustee on Form T-1.

 25.2          Statement of eligibility of The First National Bank of Chicago, as
                  Trustee on Form T-1.